Exhibit 99

Sara Lee Reports Third Quarter Earnings

DOWNERS GROVE, Ill. (May 3, 2012) – Sara Lee Corp. (NYSE: SLE) today reported earnings for the third quarter and first nine months of fiscal 2012 and provided an update on the progress of the spin-off of D.E MASTER BLENDERS 1753.

Third Quarter Highlights (continuing operations):

•	3% increase in adjusted[1] net sales; 2% increase in reported net sales

•	Coffee & Tea Co2: adjusted net sales up 5%; reported net sales up 1%

•	Meat Co2: adjusted net sales up 1%; reported net sales up 2%

•	Adjusted and reported operating income decreased 5% and 66%

•	Coffee & Tea Co: adjusted operating segment income down 9%; reported operating segment income down 21%

•	Meat Co: adjusted operating segment income down 7%; reported operating segment income down 13%

•	Adjusted EPS decreased two cents to $0.20; reported EPS decreased fourteen cents to $0.06

Guidance Update

•	Expect adjusted EPS to fall in the middle of the $0.89-$0.95 range

•	Net sales and operating income will meet objectives at the low end of their respective guidance ranges

Key Financial Data, Continuing Operations

Third Quarter			($ millions, except per share)	First Nine Months
2012	2011	% Change	Continuing Operations	2012	2011	% Change
1,861	1,806	3.0	Adjusted Net Sales	5,805	5,536	4.9
1,899	1,860	2.0	Reported Net Sales	5,923	5,545	6.8
195	205	(4.7)	Adjusted Operating Income	633	596	6.3
66	194	(65.9)	Reported Operating Income	278	526	(47.2)
$0.20	$0.22	(9.1)	Adjusted EPS	$0.65	$0.55	18.2
$0.06	$0.20	(70.0)	Reported EPS	$0.06	$0.43	(86.0)

Perspectives from Executive Chairman & Chief Executive Officer

“I am pleased to announce that we are on track to spin off the Coffee & Tea business by June 30. Significant progress has been made in the last quarter with the IRS private letter ruling, an F-1 prospectus filing for Coffee, the successful bond redemption and tender offers and the investor day for Coffee Co (D.E MASTER BLENDERS 1753),” said Executive Chairman Jan Bennink. “Both companies are in full preparation to become highly successful pure play companies. Sean Connolly, the new CEO for Meats, is finalizing his strategy and his new management structure, which will be presented to investors shortly. Michiel Herkemij, appointed as CEO for Master Blenders in December, has presented his strategy to investors and has added a supply chain executive and a regional head for Western Europe to his executive team. The Boards for the new companies will be announced in May.”

Chief Executive Officer Marcel Smits added, “I am pleased to report that Meat Co showed continued improvement in volume trends, achieved SG&A reductions and launched new innovation in the third quarter. The Coffee & Tea business performed well in its main markets with underlying margin improvement, and is

[1]	The term “adjusted net sales” and other “adjusted” financial measures are explained and reconciled to comparable GAAP measures at the end of this release.

[2]	Coffee & Tea Co is Sara Lee’s business segment, which is planned to be spun-off into an independent company. Meat Co is the summation of the N.A. Retail and N.A. Foodservice & Specialty Meats segments

Sara Lee Reports Third Quarter Earnings - Page 2

gearing up for significant innovation. Activity levels in both companies increased during this period as the corporate headquarters operation continued to be scaled down. In addition, both businesses worked through manufacturing inefficiencies that impacted results. Positively, after two years of steep commodity cost increases, we finally see a stabilization and, in the case of coffee, a reversal of raw material trends. For the first time in two years, both businesses recovered their commodity cost increases and will see further benefits in Q4, particularly in coffee. We are confident that we will achieve our guidance, at the low end of the range for sales and operating income, as we continue to build two stand-alone businesses.”

Fiscal 2012 Guidance

	February Guidance	Current Expectations
Adjusted EPS	$0.89 - $0.95	Middle of the range
Net Sales	$7.9-$8.15B	Low end of the range
Adjusted Operating Income (including acquisitions)	$875 - $930M	Low end of the range
Net interest expenses	$80M	~$65M
Tax Rate	33.4%	~33%
Year-end-cash	$300M	~$300M
Year-end-debt	$2.4B	~$1.7B*
Average dollar euro exchange rate	$1.35	$1.35

*	Updated on March 2, 2012

Coffee & Tea Co.

Third Quarter			($ millions)	First Nine Months
2012	2011	% Change	Continuing Operations	2012	2011	% Change
929	888	4.6	Adjusted Net Sales	2,823	2,567	10.0
938	925	1.4	Reported Net Sales	2,858	2,552	12.0
36	47	(23.1)	MAP	141	131	7.1
120	131	(8.7)	Adjusted Op. Seg. Inc.	385	374	2.9
106	134	(20.7)	Reported Op. Seg. Inc.	360	333	8.2

Overall, Coffee & Tea experienced strong performance in our branded business during the quarter. Excluding green coffee exports, adjusted net sales increased by 8.2%. Including export sales, the business grew by 4.6%. Note: Going forward net sales will be reported excluding green coffee export sales.

All business sectors showed strength, with Western Europe the most robust, at 10.5% sales growth, Rest of World at 8.4% and Out-of-Home at 2.9%. Shares in the key Western European countries (Netherlands, France and Spain) held steady or grew.

Mix improved to +6.5%, from +5.4% last quarter, while volume continued to be negative at -7.3% compared to the prior year in Q3. Volume has been affected by three factors: the elimination of private label business in France in summer 2011; the effects of the Thai flooding; and negative volume trends in several smaller countries due to aggressive pricing to protect margins. Excluding French private labor and Thai volume declines, the ongoing business shows a -3.9% compared to the prior year’s Q3. Actions are underway to rebalance volume and margins in these markets.

Operating segment income for the third quarter was below last year, adversely affected by SG&A increases due to stranded costs, costs for the stand-alone company and one-off innovation costs. Positive raw material developments are not reflected in this quarter due to the forward buying strategy of the business.

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Income was impacted by a $17 million currency mark-to-market loss in this quarter. Adjusted operating margins excluding this impact are healthy at 14.7%, a significant increase over the comparable number last quarter of 13.6%. As of the spin-off, these currency mark-to-market impacts will be reported below the operating profit line to better track operating results.

MAP spend was below last year, as funds were partly reallocated to support volume actions in selected smaller markets and to foster upcoming innovations.

Innovations are starting to show the first green shoots, with the encouraging launch of the premium R&G line in the Netherlands, the upcoming re-launch of capsules and the re-launch of the Spanish Tea range with new flavors and packaging in Q4.

Raw material benefits will begin to be realized in Q4, with coverage of lower prices until October.

Meat Co.

North American Retail and North American Foodservice & Specialty Meats

Third Quarter			($ millions)	First Nine Months
2012	2011	% Change	Continuing Operations	2012	2011	% Change
906	895	1.3	Adjusted Net Sales	2,898	2,882	0.6
935	913	2.4	Reported Net Sales	2,981	2,913	2.3
32	25	28.8	MAP	109	98	12.0
96	103	(7.1)	Adjusted Op. Seg. Inc.	297	310	(4.4)
89	103	(13.5)	Reported Op. Seg. Inc.	272	308	(11.8)

The total Meat Co. business continues to show positive progress. For the first time in the fiscal year, pricing net of commodities was positive in both the Retail and Foodservice & Specialty Meats segments. Total volumes have begun to stabilize and were slightly down (less than 1%) for the quarter, showing sequential improvement from a 5.7% decline over the prior year in Q1 and a 3.5% decline over the prior year in Q2, assisted by the timing of the Easter holiday as well as higher commodity turkey sales. Bakery categories in both segments continue to perform below expectations, diluting the stronger performance of the meat categories.

North American Retail

Third Quarter			($ millions)	First Nine Months
2012	2011	% Change	Continuing Operations	2012	2011	% Change
675	670	0.8	Adjusted Net Sales	2,100	2,106	(0.3)
675	670	0.8	Reported Net Sales	2,100	2,106	(0.3)
26	24	8.8	MAP	93	93	0.5
78	83	(7.0)	Adjusted Op. Seg. Inc.	222	228	(3.1)
72	82	(12.6)	Reported Op. Seg. Inc.	195	226	(14.0)

Third quarter reported and adjusted net sales showed a slight increase of almost 1% over the prior year third quarter as positive pricing offset a weaker sales mix. Unit volumes were flat for the quarter, continuing a sequential improvement from volume declines of 7.3% over the prior year in Q1 and a 4.9% decline over the prior year in Q2. Volume declines from the transition to third party brokers have shown improvement. Adjusted and reported operating segment income declined, as a result of discounts to move aged inventory and higher MAP spend.

Jimmy Dean continues its strong performance with positive volume growth for the quarter. New innovations, including quesadillas and bowl variants, launched in Q3 and were supported by increased media and advertising spend.

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The Ball Park frozen hamburger patty launch in Q3 extends the brand beyond hot dogs. Rollout of this new product will continue through Q4. Media and Advertising campaigns supporting Ball Park are also planned for Q4.

Efforts to refresh and reposition the Hillshire Farm brand continue. The Hillshire Farm sausage business showed improvement in the quarter behind new products launched earlier in the year, increased MAP spend and selected pricing actions implemented in Q2.

In the first nine months, adjusted and reported net sales were flat as pricing and sales mix virtually offset volume declines and higher slotting expenses. Adjusted operating segment income declined 3% and reported operating segment income declined 14% as lower volumes and higher commodity costs and slotting expenses were not entirely offset by lower SG&A costs and favorable pricing.

North American Foodservice & Specialty Meats

Third Quarter			($ millions)	First Nine Months
2012	2011	% Change	Continuing Operations	2012	2011	% Change
231	225	2.9	Adjusted Net Sales	798	776	2.9
260	243	6.9	Reported Net Sales	881	807	9.1
6	1	NM	MAP	16	5	NM
18	20	(7.4)	Adjusted Op. Seg. Inc.	75	82	(8.3)
17	21	(16.9)	Reported Op. Seg. Inc.	77	82	(5.9)

In the third quarter, adjusted and reported net sales increased by almost 3% and 7%, respectively, over the prior year’s third quarter as pricing more than offset volume declines in the segment. Adjusted and reported operating segment income declined as a result of the lower segment volumes and related manufacturing inefficiencies. Low single digit volume growth in the meat business was offset by high single-digit volume declines in bakery as that business continues to suffer from negative economic and industry trends.

In the first nine months, adjusted and reported net sales increased by approximately 3% and 9%, respectively, driven primarily by higher pricing and the impact of the Aidells acquisition. Adjusted and reported operating segment declines can be attributed to higher commodity costs and declining volumes offsetting additional higher pricing and lower SG&A costs.

Additional Information

Corporate Expenses

Third Quarter			First Nine Months
2012	2011	($ millions, excluding significant items)	2012	2011
(5)	(33)	General corporate expenses	(36)	(97)
(4)	(4)	Amortization of trademarks and intangibles	(10)	(10)
(10)	8	Commodity MTM gains/(losses)	(6)	18
(19)	(29)	Total corporate expenses	(52)	(89)

Total corporate expenses were $19 million for the quarter, a decline of $10 million from the prior year. The reduction was primarily in general corporate expenses due to corporate headcount reductions, lower pension and casualty insurance costs and lower overhead expenses related to sold companies. These reductions were somewhat offset by commodity mark-to-market losses of $10 million for the quarter (mainly due to declining coffee costs) compared to an $8 million gain last year. We expect full year total corporate expenses (including amortization and commodity MTM adjustments) to be in a range of $70-$80 million.

Sara Lee Reports Third Quarter Earnings - Page 5

Commodity Costs (including Currency Mark-to-Market)

In the third quarter, price increases of $123 million helped to offset total commodity cost increases of $92 million. In the first nine months of the year, price increases of $445 million helped to offset total commodity cost increases of $411 million. The $411 million increase in FY12 commodity costs includes a $35 million favorable variance in currency mark-to-market adjustments, comprised of a $4 million dollar gain in the first nine months of FY12 versus a $31 million dollar year-to-date loss in the first nine months of FY11. This year-over-year benefit is included in the Coffee and Tea results.

Cash from Operations

Net cash used in operating activities for the third quarter was $173 million versus a source of $59 million in the prior year. The decrease was primarily due to a $73 million (€55 million) termination payment paid to Royal Philips Electronics as well as refundable tax payments of $43 million primarily related to the Senseo trademark acquisitions and higher cash payments for significant items. For the first nine months, net cash from operating activities was a use of $140 million compared to a source of $292 million in the prior year. The decrease was primarily due to a significant decline in the cash generated by discontinued operations as divestitures were completed, a one-time $86 million (€60 million) payment to the Netherlands pension plan in the first quarter of fiscal 2012, higher cash payments for significant items and refundable tax payments.

Significant Items

For the quarter, total significant items, excluding impairment charges and gains or losses on the sale of businesses, were $131 million, primarily resulting from the termination of a previous agreement with Royal Philips Electronics and spin-related advisory costs. For the full year, we expect total significant items for continuing and discontinued operations, excluding impairment charges and gains or losses on the sale of businesses, to be approximately $550 million.

As a consequence of the spin off, Sara Lee expects to release approximately $700 million of deferred tax liabilities currently on its balance sheet related to the repatriation of foreign earnings. This reversal, which will be reflected as a reduction to income tax expense, is expected to occur in the same quarter as the spin-off.

Dividends

Sara Lee previously announced that as part of the spin-off process, Sara Lee will spin-off all of the shares of its U.S. subsidiary that holds its Coffee & Tea business. Immediately after that spin-off occurs, the U.S. subsidiary will pay a $3.00 special dividend to Sara Lee shareholders who receive shares of the spun-off business.

Sara Lee Corporation does not expect to declare or pay any additional dividends before spin-off.

Diluted Earnings Per Share

	Third Quarter
	Continuing Operations		Total Company
	2012	2011	2012	2011
Diluted EPS as reported	$0.06	$0.20	$0.00	$0.25
Less:
Gain (Loss) on sale of discontinued operations	—	—	(0.10)	0.05
Tax related items	0.01	—	0.04	—
Other significant items	(0.15)	(0.02)	(0.15)	(0.09)

Adjusted EPS*	$0.20	$0.22	$0.21	$0.30

*	Amounts are rounded and may not add to the total.

	First Nine Months
	Continuing Operations		Total Company
	2012	2011	2012	2011
Diluted EPS as reported	$0.06	$0.43	$0.42	$1.85
Less:
Gain on sale of discontinued operations	—	—	0.68	0.96
Tax related items	(0.17)	0.01	0.07	0.35
Other significant items	(0.42)	(0.13)	(1.04)	(0.26)

Adjusted EPS*	$0.65	$0.55	$0.72	$0.81

*	Amounts are rounded and may not add to the total.

Sara Lee Reports Third Quarter Earnings - Page 6

Webcast and Form 10-Q

Sara Lee Corporation’s review of its results for the third quarter will be broadcast live via the Internet today at 9:00 a.m. CDT. The live webcast can be accessed in the Investor Relations section on www.saralee.com and is anticipated to conclude by 10:00 a.m. CDT. For people who are unable to listen to the webcast live, a recording will be available on the website at 7:00 p.m. on the day of the webcast until November 3, 2012. Sara Lee has also provided slides containing additional information that will be reviewed during its third quarter webcast. The slides can be accessed in the Investor Relations section on www.saralee.com under Investor News and Events.

Amounts included in the release are preliminary, pending Sara Lee Corporation’s filing of its Form 10-Q with the Securities and Exchange Commission on or before May 10, 2012. The Form 10-Q will be available in the Investor Relations section (Financial/SEC Information page) on www.saralee.com.

About Sara Lee Corporation

Sara Lee Corp. (NYSE: SLE) and it’s leading portfolio of food and beverage brands, including Ball Park, Douwe Egberts, Hillshire Farm, Jimmy Dean, Pickwick Teas, Sara Lee and Senseo, generate nearly $8 billion in annual net sales from continuing operations and employ approximately 20,000 people worldwide. In January 2011, Sara Lee Corp. announced that it will divide the company into two pure-play publicly-traded companies, one focused on the international coffee and tea market and the other on North American meats. For more information on the company, please visit www.saralee.com.

Contact:

Investor Relations:	Melissa Napier, +1.630.598.8739
Robin Jansen, +31.30.292.7455
Media:	Jon Harris, +1.630.598.8661

Sara Lee Reports Third Quarter Earnings - Page 7

Forward-Looking Statements

This release contains forward-looking statements regarding Sara Lee’s business prospects and future financial results and metrics, including statements contained under the heading “Fiscal 2012 Guidance.” In addition, from time to time, in oral statements and written reports, the corporation discusses its expectations regarding the corporation’s future performance by making forward-looking statements preceded by terms such as “anticipates,” “we are confident,” “expects,” “likely” or “believes.” These forward-looking statements are based on currently available competitive, financial and economic data and management’s views and assumptions regarding future events and are inherently uncertain.

Investors must recognize that actual results may differ from those expressed or implied in the forward-looking statements, and the corporation wishes to caution readers not to place undue reliance on any forward-looking statements. Among the factors that could cause Sara Lee’s actual results to differ from such forward-looking statements are those described under Item 1A, Risk Factors, in Sara Lee’s most recent Annual Report on Form 10-K and other SEC Filings, as well as factors relating to:

•

Sara Lee’s proposed spin-off plans and the special dividend announced on Jan. 28, 2011, such as (i) unanticipated developments that delay or negatively impact the proposed spin-off and capital plans; (ii) Sara Lee’s ability to obtain an IRS tax ruling and any other customary approvals; (iii) Sara Lee’s ability to generate the anticipated efficiencies and savings from the spin-off including a lower effective tax rate for the spin-off company; (iv) the impact of the spin-off on Sara Lee’s relationships with its employees, major customers and vendors and on Sara Lee’s credit ratings and cost of funds; (v) changes in market conditions; (vi) future opportunities that the Board may determine present greater potential value to shareholders than the spin-off and special dividend; (vii) disruption to Sara Lee’s business operations as a result of the spin-off; (viii) future operating or capital needs that require a more significant outlay of cash than currently anticipated; and (ix) the ability of the businesses to operate independently following the completion of the spin-off;

•

Sara Lee’s relationship with its customers, such as (i) a significant change in Sara Lee’s business with any of its major customers, such as Walmart, its largest customer; and (ii) credit and other business risks associated with customers operating in a highly competitive retail environment;

•

The consumer marketplace, such as (i) intense competition, including advertising, promotional and price competition; (ii) changes in consumer behavior due to economic conditions, such as a shift in consumer demand toward private label; (iii) fluctuations in raw material costs, Sara Lee’s ability to increase or maintain product prices in response to cost fluctuations and the impact on Sara Lee’s profitability; (iv) the impact of various food safety issues and regulations on sales and profitability of Sara Lee products; and (v) inherent risks in the marketplace associated with product innovations, including uncertainties about trade and consumer acceptance;

•

Sara Lee’s international operations, such as (i) impacts on reported earnings from fluctuations in foreign currency exchange rates, particularly the euro; (ii) Sara Lee’s generation of a high percentage of its revenues from businesses outside the United States and costs to remit these foreign earnings into the U.S. to fund Sara Lee’s domestic operations, dividends, debt service and corporate costs; (iii) difficulties and costs associated with complying with U.S. laws and regulations, such as Foreign Corrupt Practices Act, applicable to global corporations, and different regulatory structures and unexpected changes in regulatory environments overseas; and (iv) Sara Lee’s ability to continue to source production and conduct operations in various countries due to changing business conditions, political environments, import quotas and the financial condition of suppliers;

•

Previous business decisions, such as (i) Sara Lee’s ability to generate margin improvement through cost reduction and efficiency initiatives; (ii) Sara Lee’s credit ratings, the impact of Sara Lee’s capital plans on such credit ratings and the impact these ratings and changes in these ratings may have on Sara Lee’s cost to borrow funds and access to capital/debt markets; (iii) the settlement of a number of ongoing reviews of Sara Lee’s income tax filing positions in various jurisdictions and inherent uncertainties related to the interpretation of tax regulations in the jurisdictions in which Sara Lee transacts business; and (iv) changes in the expense for and contingent liabilities relating to multi-employer pension plans in which Sara Lee participates.

In addition, Sara Lee’s results may also be affected by general factors, such as economic conditions, political developments, interest and inflation rates, accounting standards, taxes and laws and regulations in markets where the corporation competes. Sara Lee undertakes no obligation to publicly update any forward-looking statements, whether as a result of new information, future events or otherwise.

#    #    #

Sara Lee Reports Third Quarter Earnings - Page 8

Financial Summary - As Adjusted

For the Quarters and Nine Months ended Mar. 31, 2012 and Apr. 2, 2011 (in millions, except per share data - unaudited)

	Quarter ended			Nine Months ended
	Mar. 31, 2012	Apr. 2, 2011	% Change	Mar. 31, 2012	Apr. 2, 2011	% Change
Continuing operations:
Adjusted net sales:
N.A. Retail	$675	$670	0.8%	$2,100	$2,106	(0.3)%
N.A. FS & Specialty Meats	231	225	2.9	798	776	2.9
Coffee & Tea	929	888	4.6	2,823	2,567	10.0
Australian Bakery	30	30	(3.2)	103	107	(4.4)
Intersegment	(4)	(7)		(19)	(20)

Total adjusted net sales	$1,861	$1,806	3.0%	$5,805	$5,536	4.9%

Adjusted operating income
N.A. Retail	$78	$83	(7.0)%	$222	$228	(3.1)%
N.A. FS & Specialty Meats	18	20	(7.4)	75	82	(8.3)
Coffee & Tea	120	131	(8.7)	385	374	2.9
Australian Bakery	(2)	—	NM	3	1	NM

Adjusted operating segment income	214	234	(8.6)%	685	685	(0.1)%
General corporate expenses	(5)	(33)		(36)	(97)
Mark-to-market derivatives gains/(losses)	(10)	8		(6)	18
Amortization of trademarks & intangibles	(4)	(4)		(10)	(10)

Total adjusted operating income	$195	$205	(4.7)%	$633	$596	6.3%

Adjusted income from continuing operations	$121	$132	(9.3)%	$387	$347	11.6%

Adjusted net income	$123	$185	(33.4)%	$429	$520	(17.6)%

Adjusted net income attributable to Sara Lee:
Continuing operations	$121	$132	(9.3)%	$387	$347	11.6%
Discontinued operations	$2	$50	(95.5)%	$39	$166	(77.1)%
Adjusted diluted earnings per share:
Income from continuing operations	$0.20	$0.22	(9.1)%	$0.65	$0.55	18.2%

Net income	$0.21	$0.30	(30.0)%	$0.72	$0.81	(11.1)%

Adjusted operating margin:
N.A. Retail	11.5%	12.5%	(1.0)%	10.5%	10.9%	(0.4)%
N.A. FS & Specialty Meats	7.7	8.6	(0.9)	9.3	10.5	(1.2)
Coffee & Tea	12.9	14.7	(1.8)	13.6	14.6	(1.0)
Australian Bakery	(6.7)	(2.1)	(4.6)	3.5	1.0	2.5
Total Sara Lee	10.5%	11.3%	(0.8)%	10.9%	10.8%	0.1%

NM = Not meaningful

Sara Lee Reports Third Quarter Earnings - Page 9

Financial Summary - As Reported

For the Quarters and Nine Months ended Mar. 31, 2012 and Apr. 2, 2011 (in millions, except per share data - unaudited)

	Quarter ended			Nine Months ended
	Mar. 31, 2012	Apr. 2, 2011	% Change	Mar. 31, 2012	Apr. 2, 2011	% Change
Continuing operations:
Net sales:
N.A. Retail	$675	$670	0.8%	$2,100	$2,106	(0.3)%
N.A. FS & Specialty Meats	260	243	6.9	881	807	9.1
Coffee & Tea	938	925	1.4	2,858	2,552	12.0
Australian Bakery	30	29	1.0	103	100	2.8
Intersegment	(4)	(7)		(19)	(20)

Total net sales	$1,899	$1,860	2.0%	$5,923	$5,545	6.8%

Operating income
N.A. Retail	$72	$82	(12.6)%	$195	$226	(14.0)%
N.A. FS & Specialty Meats	17	21	(16.9)	77	82	(5.9)
Coffee & Tea	106	134	(20.7)	360	333	8.2
Australian Bakery	(2)	—	NM	3	1	NM

Operating segment income	193	237	(18.4)%	635	642	(1.1)%
General corporate expenses	(113)	(47)		(341)	(124)
Mark-to-market derivatives gains/(losses)	(10)	8		(6)	18
Amortization of trademarks & intangibles	(4)	(4)		(10)	(10)

Total operating income	$66	$194	(65.9)%	$278	$526	(47.2)%

Income from continuing operations	$38	$124	(70.1)%	$37	$273	(86.7)%

Net income (loss)	$(2)	$156	NM	$252	$1,183	(78.7)%

Net income (loss) attributable to Sara Lee:
Continuing operations	$38	$124	(70.1)%	$37	$273	(86.7)%
Discontinued operations	$(40)	$29	NM	$212	$903	(76.5)%
Diluted earnings per share:
Income (loss) from continuing operations	$0.06	$0.20	(70.0)%	$0.06	$0.43	(86.0)%

Net income	$—	$0.25	NM	$0.42	$1.85	(77.3)%

Operating margin:
N.A. Retail	10.6%	12.2%	(1.6)%	9.3%	10.7%	(1.4)%
N.A. FS & Specialty Meats	6.6	8.5	(1.9)	8.7	10.1	(1.4)
Coffee & Tea	11.3	14.5	(3.2)	12.6	13.0	(0.4)
Australian Bakery	(8.2)	(2.0)	(6.2)	3.0	1.0	2.0
Total Sara Lee	3.5%	10.4%	(6.9)%	4.7%	9.5%	(4.8)%

NM = Not meaningful

Sara Lee Reports Third Quarter Earnings - Page 10

Consolidated Statements of Income

For the Quarters and Nine Months ended Mar. 31, 2012 and Apr. 2, 2011 (in millions, except per share data - unaudited)

	Quarter ended		Nine Months ended
	March 31, 2012	April 2, 2011	March 31, 2012	April 2, 2011
Continuing operations
Net sales	$1,899	$1,860	$5,923	$5,545

Cost of sales	1,312	1,226	4,024	3,664
Selling, general and administrative expenses	458	436	1,410	1,308
Net charges for exit activities, asset and business dispositions	63	4	179	47
Impairment charges	—	—	32	—

Operating income	66	194	278	526
Interest expense	29	25	88	87
Interest income	(11)	(9)	(31)	(21)
Debt extinguishment costs	—	—	—	55

Income from continuing operations before income taxes	48	178	221	405
Income tax expense	10	54	184	132

Income from continuing operations	38	124	37	273

Discontinued operations:
Income (loss) from discontinued operations, net of tax (benefit) of $(23), $8, $(155) and $(166)	20	3	(188)	302
Gain (loss) on sale of discontinued operations, net of tax expense of $29, $14, $368 and $576	(60)	29	403	608

Net income (loss) from discontinued operations	(40)	32	215	910

Net income (loss)	(2)	156	252	1,183

Less: Income from noncontrolling interests, net of tax
Discontinued operations	—	3	3	7

Net income (loss) attributable to Sara Lee	$(2)	$153	$249	$1,176

Amounts attributable to Sara Lee:
Net income from continuing operations	$38	$124	$37	$273
Net income (loss) from discontinued operations	(40)	29	212	903

Earnings per share of common stock:
Basic
Income from continuing operations	$0.06	$0.21	$0.06	$0.43
Net income (loss)	$—	$0.25	$0.42	$1.86
Average shares outstanding	593	605	592	632
Diluted
Income from continuing operations	$0.06	$0.20	$0.06	$0.43
Net income (loss)	$—	$0.25	$0.42	$1.85
Average shares outstanding	597	609	595	635
Cash dividends declared per share of common stock	$0.115	$0.115	$0.23	$0.23

Sara Lee Reports Third Quarter Earnings - Page 11

Net Sales Bridge

For the Quarters and Nine Months ended March 31, 2011 (unaudited)

The following table illustrates the components of the change in net sales versus the prior year for each of the four reported business segments

Third Quarter ended March 31, 2012

	Unit Volume	Mix	+	Price	+	Other	=	Adjusted Net Sales* Change	+	Acq./ Disp.	+	Foreign Exchange	=	Total Net Sales Change
N.A. Retail	0.3%	(0.9)%		4.0%		(2.6)%		0.8%		0.0%		0.0%		0.8%
N.A. FS and Specialty Meats	(2.5)	0.2		4.9		0.3		2.9		4.0		0.0		6.9
Coffee & Tea	(7.3)	6.5		9.1		(3.7)		4.6		0.8		(4.0)		1.4
Australian Bakery	(4.3)	2.1		(1.6)		0.6		(3.2)		0.0		4.2		1.0

Total Continuing Business	(3.9)%	3.0%		6.6%		(2.7)%		3.0%		0.9%		(1.9)%		2.0%

First Nine Months ended March 31, 2012

	Unit Volume	+	Mix	+	Price	+	Other	=	Adjusted Net Sales* Change	+	Acq./ Disp.	+	Foreign Exchange	=	Total Net Sales Change
N.A. Retail	(4.1)%		0.4%		5.1%		(1.7)%		(0.3)%		0.0%		0.0%		(0.3)%
N.A. FS and Specialty Meats	(1.7)		0.0		4.7		(0.1)		2.9		6.2		0.0		9.1
Coffee & Tea	(6.0)		5.3		11.6		(0.9)		10.0		1.2		0.8		12.0
Australian Bakery	(7.7)		5.3		3.1		(5.1)		(4.4)		0.0		7.2		2.8

Total Continuing Business	(4.7)%		2.6%		8.0%		(1.0)%		4.9%		1.4%		0.5%		6.8%

*	Adjusted net sales is a non-GAAP measure that excludes the impact of foreign currency exchange rates and acquisitions/dispositions. See detailed explanation of this and other non-GAAP measures in this release.

Sara Lee Reports Third Quarter Earnings - Page 12

Condensed Consolidated Balance Sheet Data

As of March 31, 2012 and July 2, 2011 (in millions, except per share data - unaudited)

	March 31, 2012	July 2, 2011
Assets
Cash and equivalents	$2,655	$2,066
Trade accounts receivable, less allowances	734	828
Inventories	907	884
Current deferred income taxes	35	42
Other current assets	324	261
Assets held for sale	5	503

Total current assets	4,660	4,584
Property, net of accumulated depreciation of $2,120 and $2,057, respectively	1,300	1,380
Trademarks and other identifiable intangibles	400	282
Goodwill	599	624
Deferred income taxes	139	260
Pension asset	427	265
Other noncurrent assets	244	236
Noncurrent assets held for sale	5	1,902

	$7,774	$9,533

Liabilities and Equity
Notes payable	$187	$238
Accounts payable	693	875
Income taxes payable and current deferred taxes	615	468
Other accrued liabilities	1,061	1,576
Current maturities of long-term debt	985	473
Liabilities held for sale	—	492

Total current liabilities	3,541	4,122

Long-term debt	954	1,935
Pension obligation	225	216
Deferred income taxes	211	179
Other liabilities	698	823
Noncurrent liabilities held for sale	—	284
Equity
Sara Lee common stockholders’ equity	2,145	1,945
Noncontrolling interest	—	29

Total Equity	2,145	1,974

	$7,774	$9,533

Sara Lee Reports Third Quarter Earnings - Page 13

Consolidated Statements of Cash Flows

For the Nine Months Ended Mar. 31, 2012 and Apr. 2, 2011 (in millions, except per share data - unaudited)

	Nine Months ended
	Mar. 31, 2012	Apr. 2, 2011
Operating activities -
Net income	$252	$1,183
Adjustments to reconcile net income/(loss) to net cash from operating activities:
Depreciation	197	225
Amortization	35	62
Impairment charges	418	—
Net (gain) loss on business dispositions	(771)	(1,184)
Pension contributions, net of expense	(197)	(76)
Refundable tax on Senseo payments	(43)	—
Increase in deferred income taxes for unremitted earnings	25	234
Increase (decrease) in deferred income taxes for tax basis differences	122	(227)
Debt extinguishment costs	—	55
Other	(41)	35
Changes in current assets and liabilities, net of businesses acquired and sold:
Trade accounts receivable	42	136
Inventories	(77)	(268)
Other current assets	31	(105)
Accounts payable	(70)	(10)
Accrued liabilities	(133)	(83)
Accrued taxes	70	315

Net cash from operating activities	(140)	292

Investing activities -
Purchases of property and equipment	(193)	(238)
Purchases of software and other intangibles	(178)	(14)
Acquisitions of businesses	(29)	(32)
Dispositions of businesses and investments	2,035	2,182
Cash received from derivative transactions	49	72
Sales of assets	2	10

Net cash received from investing activities	1,686	1,980

Financing activities -
Issuances of common stock	62	20
Purchases of common stock	—	(1,313)
Borrowings of other debt	173	1,032
Repayments of other debt and derivatives	(715)	(1,352)
Net change in financing with less than 90-day maturities	(109)	483
Purchase of noncontrolling interest	(10)	—
Payments of dividends	(203)	(217)

Net cash used in financing activities	(802)	(1,347)

Effect of changes in foreign exchange rates on cash	(155)	252

Increase in cash and equivalents	589	1,177
Add: Cash balances of discontinued operations at beginning of year	—	—
Less: Cash balances of discontinued operations at end of period	—	—
Cash and equivalents at beginning of year	2,066	955

Cash and equivalents at end of quarter	$2,655	$2,132

Supplemental cash flow data:

Cash paid for restructuring actions	$354	$82
Cash contributions to pension plans	187	115
Cash paid for income taxes	180	219

Sara Lee Reports Third Quarter Earnings - Page 14

Operating Results by Business Segment

For the Quarters ended Mar. 31, 2012 and Apr. 2, 2011 (in millions, except per share data - unaudited)

	As Reported	Changes in Foreign Currency Exchange Rates	Acquisitions/ Dispositions	As Adjusted
Third Quarter 2012
Net sales:
N.A. Retail	$675	$—	$—	$675
N.A. FS & Specialty Meats	260	—	29	231
Coffee & Tea	938	—	9	929
Australian Bakery	30	—	—	30
Intersegment	(4)	—	—	(4)

Total net sales	$1,899	$—	$38	$1,861

Third Quarter 2011
Net sales:
N.A. Retail	$670	$—	$—	$670
N.A. FS & Specialty Meats	243	—	18	225
Coffee & Tea	925	35	2	888
Australian Bakery	29	(1)	—	30
Intersegment	(7)	—	—	(7)

Total net sales	$1,860	$34	$20	$1,806

	As Reported	Changes in Foreign Currency Exchange Rates	Acquisitions/ Dispositions	Restructuring Actions	Impairment Charges	Other Significant Items	As Adjusted
Third Quarter 2012
Operating income:
N.A. Retail	$72	$—	$—	$(6)	$—	$—	$78
N.A. FS & Specialty Meats	17	—	—	(1)	—	—	18
Coffee & Tea	106	—	—	(14)	—	—	120
Australian Bakery	(2)	—	—	—	—	—	(2)

Total operating segment income	193	—	—	(21)	—	—	214

General corporate expenses	(113)	—	—	(108)	—	—	(5)
Mark-to-market derivative gains/(losses)	(10)	—	—	—	—	—	(10)
Amortization of trademarks/intangibles	(4)	—	—	—	—	—	(4)

Operating income	$66	$—	$—	$(129)	$—	$—	$195

Operating margin	3.5%						10.5%

Third Quarter 2011
Operating income:
N.A. Retail	$82	$—	$—	$(1)	$—	$—	$83
N.A. FS & Specialty Meats	21	—	2	(1)	—	—	20
Coffee & Tea	134	4	—	(1)	—	—	131
Australian Bakery	—	—	—	—	—	—	—

Total operating segment income	237	4	2	(3)	—	—	234

General corporate expenses	(47)	—	—	(14)	—	—	(33)
Mark-to-market derivative gains/(losses)	8	—	—	—	—	—	8
Amortization of trademarks/intangibles	(4)	—	—	—	—	—	(4)

Operating income	$194	$4	$2	$(17)	$—	$—	$205

Operating margin	10.4%						11.3%

Sara Lee Reports Third Quarter Earnings - Page 15

Operating Results by Business Segment

For the Nine Months ended Mar. 31, 2012 and Apr. 2, 2011 (in millions, except per share data - unaudited)

	As Reported	Changes in Foreign Currency Exchange Rates	Acquisitions/ Dispositions	As Adjusted
First Nine Months 2012
Net sales:
N.A. Retail	$2,100	$—	$—	$2,100
N.A. FS & Specialty Meats	881	—	83	798
Coffee & Tea	2,858	—	35	2,823
Australian Bakery	103	—	—	103
Intersegment	(19)	—	—	(19)

Total net sales	$5,923	$—	$118	$5,805

First Nine Months 2011
Net sales:
N.A. Retail	$2,106	$—	$—	$2,106
N.A. FS & Specialty Meats	807	—	31	776
Coffee & Tea	2,552	(19)	4	2,567
Australian Bakery	100	(7)	—	107
Intersegment	(20)	—	—	(20)

Total net sales	$5,545	$(26)	$35	$5,536

First Nine Months 2012	As Reported	Changes in Foreign Currency Exchange Rates	Acquisitions/ Dispositions	Restructuring Actions	Impairment Charges	Other Significant Items	As Adjusted
Operating income:
N.A. Retail	$195	$—	$—	$(27)	$—	$—	$222
N.A. FS & Specialty Meats	77	—	4	(2)	—	—	75
Coffee & Tea	360	—	2	(27)	—	—	385
Australian Bakery	3	—	—	—	—	—	3

Total operating segment income	635	—	6	(56)	—	—	685

General corporate expenses	(341)	—	—	(278)	(32)	5	(36)
Mark-to-market derivative gains/(losses)	(6)	—	—	—	—	—	(6)
Amortization of trademarks/intangibles	(10)	—	—	—	—	—	(10)

Operating income	$278	$—	$6	$(334)	$(32)	$5	$633

Operating margin	4.7%						10.9%

First Nine Months 2011
Operating income:
N.A. Retail	$226	$—	$—	$(2)	$—	$—	$228
N.A. FS & Specialty Meats	82	—	3	(3)	—	—	82
Coffee & Tea	333	(6)	1	(36)	—	—	374
Australian Bakery	1	—	—	—	—	—	1

Total operating segment income	642	(6)	4	(41)	—	—	685

General corporate expenses	(124)	—	—	(27)	—	—	(97)
Mark-to-market derivative gains/(losses)	18	—	—	—	—	—	18
Amortization of trademarks/intangibles	(10)	—	—	—	—	—	(10)

Operating income	$526	$(6)	$4	$(68)	$—	$—	$596

Operating margin	9.5%						10.8%

Sara Lee Reports Third Quarter Earnings - Page 16

Significant Items

For the Quarters ended Mar. 31, 2012 and Apr. 2, 2011 (in millions, except per share data - unaudited)

	Quarter ended Mar. 31, 2012			Quarter ended Apr. 2, 2011
(In millions except per share data)	Pretax Impact	Net Income/ (Loss)	Diluted EPS Impact (1)	Pretax Impact	Net Income/ (Loss)	Diluted EPS Impact (1)
Continuing Operations:
Restructuring actions:
Severance/ retention costs	$(12)	$(9)	$(0.02)	$(4)	$(2)	$—
Lease and contractual obligation exit costs	(70)	(53)	(0.09)	—	—	—
Consulting/advisory costs	(30)	(17)	(0.03)	(13)	(8)	(0.01)
Accelerated depreciation	(17)	(11)	(0.02)	—	—	—

Total restructuring actions	(129)	(90)	(0.15)	(17)	(10)	(0.02)
Gain on HBI tax settlement	—	—	—	—	—	—
Impairment charges	—	—	—	—	—	—
Litigation accrual	—	—	—	—	—	—
Thailand flood loss	—	—	—	—	—	—
Tax indemnification accrual adjustment	—	—	—	—	—	—
Debt extinguishment costs	—	—	—	—	—	—

Impact of significant items on income/(loss) from continuing operations before income taxes	(129)	(90)	(0.15)	(17)	(10)	(0.02)

Tax on unremitted earnings	—	(6)	(0.01)	—	—	—
Tax audit settlement/reserve adjustments	—	12	0.02	—	2	—
Tax valuation allowance adjustment	—	1	—	—	—	—

Impact of significant items on income/(loss) from continuing operations	(129)	(83)	(0.14)	(17)	(8)	(0.02)

Discontinued operations:
Restructuring actions:
Severance/ retention costs	—	—	—	(17)	(12)	(0.02)
Consulting/advisory costs	(2)	(2)	—	(9)	(7)	(0.01)
Accelerated depreciation	—	—	—	(1)	(1)	—
Impairment charges	—	—	—	—	—	—
Gain (loss) on the sale of discontinued operations	(31)	(60)	(0.10)	43	29	0.05
Licensing agreement termination charge	—	—	—	(39)	(27)	(0.04)
Pension curtailment/withdrawal	—	—	—	(2)	(2)	—
Tax basis differences	—	(3)	(0.01)	—	—	—
Tax audit settlement/reserve adjustments	—	22	0.04	—	(1)	—
Tax valuation allowance adjustment	—	—	—	—	—	—
Tax on unremitted earnings	—	1	—	—	—	—

Impact of significant items on income/(loss) from discontinued operations	(33)	(42)	(0.07)	(25)	(21)	(0.03)

Impact of significant items on net income	$(162)	$(125)	$(0.21)	$(42)	$(29)	$(0.05)

	Impact of significant items on income from continuing operations before income taxes
Cost of sales	$(6)			$—
Selling, general and administrative expenses	(60)			(13)
Exit and business dispositions	(63)			(4)

Total	$(129)			$(17)

Notes:

(1)	EPS amounts are rounded to the nearest $0.01 and may not add to the total.

Sara Lee Reports Third Quarter Earnings - Page 17

Significant Items

For the Nine Months ended Mar. 31, 2012 and Apr. 2, 2011 (in millions, except per share data - unaudited)

	Nine Months ended Mar. 31, 2012			Nine Months ended Apr. 2, 2011
(In millions except per share data)	Pretax Impact	Net Income/(loss)	Diluted EPS Impact (1)	Pretax Impact	Net Income/(loss)	Diluted EPS Impact (1)
Continuing Operations:
Restructuring actions:
Severance/ retention costs	$(47)	$(33)	$(0.05)	$(47)	$(33)	$(0.05)
Lease and contractual obligation exit costs	(157)	(112)	(0.19)	—	—	—
Consulting/advisory costs	(101)	(74)	(0.12)	(19)	(13)	(0.02)
Accelerated depreciation	(29)	(18)	(0.03)	(2)	(1)	—

Total restructuring actions	(334)	(237)	(0.40)	(68)	(47)	(0.07)
Gain on HBI tax settlement	15	15	0.02	—	—	—
Impairment charges	(32)	(22)	(0.04)	—	—	—
Litigation accrual	(11)	(7)	(0.01)	—	—	—
Thailand flood loss	(2)	(1)	—	—	—	—
Tax indemnification accrual adjustment	3	4	0.01	—	—	—
Debt extinguishment costs	—	—	—	(55)	(35)	(0.06)

Impact of significant items on income/(loss) from continuing operations before income taxes	(361)	(248)	(0.42)	(123)	(82)	(0.13)

Tax on unremitted earnings	—	(111)	(0.19)	—	—	—
Tax audit settlement/reserve adjustments	—	81	0.14	—	8	0.01
Tax valuation allowance adjustment	—	(72)	(0.12)	—	—	—

Impact of significant items on income/(loss) from continuing operations	(361)	(350)	(0.59)	(123)	(74)	(0.12)

Discontinued operations:
Restructuring actions:
Severance/ retention costs	(17)	(12)	(0.02)	(66)	(47)	(0.07)
Consulting/advisory costs	(16)	(13)	(0.02)	(12)	(9)	(0.02)
Accelerated depreciation	—	—	—	(2)	(2)	—
Impairment charges	(385)	(345)	(0.58)	—	—	—
Gain on the sale of discontinued operations	771	403	0.68	1,184	608	0.96
Licensing agreement termination charge	—	—	—	(39)	(27)	(0.04)
Pension curtailment/withdrawal	(3)	(2)	—	(3)	(2)	—
Tax basis differences	—	186	0.31	—	225	0.35
Tax audit settlement/reserve adjustments	—	22	0.04	—	—	—
Tax valuation allowance adjustment	—	—	—	—	(3)	—
Tax on unremitted earnings	—	(66)	(0.11)	—	(6)	(0.01)

Impact of significant items on income/(loss) from discontinued operations	350	173	0.29	1,062	737	1.16

Impact of significant items on net income	$(11)	$(177)	$(0.30)	$939	$663	$1.04

Impact of significant items on income from continuing operations before income taxes

Cost of sales	$(18)			$(2)
Selling, general and administrative expenses	(132)			(19)
Exit and business dispositions	(179)			(47)
Impairment charges	(32)			—
Debt extinguishment costs	—			(55)

Total	$(361)			$(123)

Notes:

(1)	EPS amounts are rounded to the nearest $0.01 and may not add to the total.

Sara Lee Reports Third Quarter Earnings - Page 18

EPS Reconciliation - Reported to Adjusted

For the Quarters ended Mar. 31, 2012 and Apr. 2, 2011 (in millions, except per share data - unaudited)

	Quarter ended March 31, 2012			Quarter ended April 2, 2011
	As Reported	Impact of Significant Items	Adjusted (1)	As Reported	Impact of Significant Items	Adjusted (1)
Continuing operations:
Income from continuing operations before income taxes	$48	$(129)	$177	$178	$(17)	$195
Income tax expense (benefit)	10	(46)	56	54	(9)	63

Income from continuing operations	38	(83)	121	124	(8)	132

Discontinued operations:
Income from discontinued operations, net of tax	20	18	2	3	(50)	53
Gain (loss) on sale of discontinued operations, net of tax	(60)	(60)	—	29	29	—

Net income (loss) from discontinued operations	(40)	(42)	2	32	(21)	53

Net income (loss)	(2)	(125)	123	156	(29)	185
Less: Income from noncontrolling interests, net of tax
Discontinued operations	—	—	—	3	—	3

Net income (loss) attributable to Sara Lee	$(2)	$(125)	$123	$153	$(29)	$182

Amounts attributable to Sara Lee:
Net income from continuing operations	$38	$(83)	$121	$124	$(8)	$132
Net income (loss) from discontinued operations	(40)	(42)	2	29	(21)	50
Earnings per share of common stock:
Diluted
Income from continuing operations	$0.06	$(0.14)	$0.20	$0.20	$(0.02)	$0.22
Net income	$—	$(0.21)	$0.21	$0.25	$(0.05)	$0.30
Effective tax rate - continuing operations	21.9%		32.0%	30.0%		31.9%

(1)	Represents a non-GAAP financial measure. See detailed explanation of these and other non-GAAP measures at end of this release.

Sara Lee Reports Third Quarter Earnings - Page 19

EPS Reconciliation - Reported to Adjusted

For the Nine Months ended Mar. 31, 2012 and Apr. 2, 2011 (in millions, except per share data - unaudited)

	Nine Months ended March 31, 2012			Nine Months ended April 2, 2011
	As Reported	Impact of Significant Items	Adjusted (1)	As Reported	Impact of Significant Items	Adjusted (1)
Continuing operations:
Income/(loss) from continuing operations before income taxes	$221	$(361)	$582	$405	$(123)	$528
Income tax expense (benefit)	184	(11)	195	132	(49)	181

Income/(loss) from continuing operations	37	(350)	387	273	(74)	347

Discontinued operations:
Income/(loss) from discontinued operations, net of tax	(188)	(230)	42	302	129	173
Gain on sale of discontinued operations, net of tax	403	403	—	608	608	—

Net income from discontinued operations	215	173	42	910	737	173

Net income	252	(177)	429	1,183	663	520
Less: Income from noncontrolling interests, net of tax
Discontinued operations	3	—	3	7	—	7

Net income attributable to Sara Lee	$249	$(177)	$426	$1,176	$663	$513

Amounts attributable to Sara Lee:
Net income/(loss) from continuing operations	$37	$(350)	$387	$273	$(74)	$347
Net income/(loss) from discontinued operations	212	173	39	903	737	166
Earnings per share of common stock:
Diluted
Income/(loss) from continuing operations	$0.06	$(0.59)	$0.65	$0.43	$(0.12)	$0.55
Net income	$0.42	$(0.30)	$0.72	$1.85	$1.04	$0.81
Effective tax rate - continuing operations	83.5%		33.5%	32.5%		34.2%

(1)	Represents a non-GAAP financial measure. See detailed explanation of these and other non-GAAP measures at end of this release.

Sara Lee Reports Third Quarter Earnings - Page 20

Explanation of Non-GAAP Financial Measures

Management measures and reports Sara Lee’s financial results in accordance with U.S. generally accepted accounting principles (“GAAP”). In this release, Sara Lee highlights certain items that have significantly impacted the corporation’s financial results and uses several non-GAAP financial measures to help investors understand the financial impact of these significant items.

“Significant items” are income or charges (and related tax impact) that management believes have had or are likely to have a significant impact on the earnings of the applicable business segment or on the total corporation for the period in which the item is recognized, are not indicative of the company’s core operating results and affect the comparability of underlying results from period to period. Significant items may include, but are not limited to: charges for exit activities; consulting and advisory costs; transformation program and Project Accelerate costs; impairment charges; pension partial withdrawal liability charges; debt extinguishment costs; spin-off related costs; tax charges on deemed repatriated earnings; tax costs and benefits resulting from the disposition of a business; impact of tax law changes; gains on the sale of discontinued operations; changes in tax valuation allowances and favorable or unfavorable resolution of open tax matters based on the finalization of tax authority examinations or the expiration of statutes of limitations. Management highlights significant items to provide greater transparency into the underlying sales or profit trends of Sara Lee or the applicable business segment or discontinued operations and to enable more meaningful comparability between financial results from period to period. Additionally, Sara Lee believes that investors desire to understand the impact of these factors to better project and assess the longer term trends and future financial performance of the corporation.

This release contains certain non-GAAP financial measures that exclude from a financial measure computed in accordance with GAAP the impact of the significant items and the impact of acquisitions and dispositions, and changes in foreign currency exchange rates. Management believes that these non-GAAP financial measures reflect an additional way of viewing aspects of Sara Lee’s business that, when viewed together with Sara Lee’s financial results computed in accordance with GAAP, provide a more complete understanding of factors and trends affecting Sara Lee’s historical financial performance and projected future operating results, greater transparency of underlying profit trends and greater comparability of results across periods. These non-GAAP financial measures are not intended to be a substitute for the comparable GAAP measures and should be read only in conjunction with our consolidated financial statements prepared in accordance with GAAP.

In addition, investors frequently have requested information from management regarding the impact of significant items. Management believes, based on feedback it has received during earnings calls and discussions with investors, that these non-GAAP measures enhance investors’ ability to assess Sara Lee’s historical and project future financial performance. Management also uses certain of these non-GAAP financial measures, in conjunction with the GAAP financial measures, to understand, manage and evaluate our businesses, in planning for and forecasting financial results for future periods, and as one factor in determining achievement of incentive compensation. Two of the three performance measures under Sara Lee’s annual incentive plan are net sales and operating income, which are the reported amounts as adjusted for significant items and possibly other items. Operating income, as adjusted for significant items, also may be used as a component of Sara Lee’s long-term incentive plans. Many of the significant items will recur in future periods; however, the amount and frequency of each significant item varies from period to period.

Management also has received inquiries from investors seeking to better understand and project the corporation’s tax rate, which can be complex given the multiple foreign jurisdictions in which Sara Lee operates and the numerous tax rules with which it must comply. The information contained in the tables “Reconciliation of as Reported to Adjusted” for each fiscal period includes certain non-GAAP financial measures, and is intended to help investors better understand Sara Lee’s effective tax rate.

The following is an explanation of the non-GAAP financial measures presented in this release.

In the “EPS Reconciliation of as Reported to Adjusted” tables, each item in the “Adjusted” column of that table equals the indicated financial measure computed in accordance with GAAP less the impact of significant items recognized in the fiscal period presented.

“Adjusted EPS” excludes from diluted EPS, as reported, for total Sara Lee, for continuing operations or for discontinued operations, as indicated, the per share impact of significant items recognized in the fiscal period presented.

Sara Lee Reports Third Quarter Earnings - Page 21

“Adjusted net sales” for continuing operations or discontinued operations, as indicated, excludes from applicable net sales the impact of businesses acquired or divested after the start of the fiscal period and also presents fiscal 2011 results at fiscal 2012 currency exchange rates.

“Adjusted operating income” for continuing operations or discontinued operations, as indicated, excludes from applicable operating income the impact of significant items and businesses acquired or divested after the start of the fiscal period, and also presents fiscal 2011 results at fiscal 2012 currency exchange rates.

“Adjusted operating margin” for continuing operations, a specified business segment or discontinued operations, as indicated, is a non-GAAP financial measure that equals adjusted operating income for the applicable portion of the business divided by adjusted net sales of the corporation (in the case of computing adjusted operating margin for continuing operations) or adjusted operating segment income for a business segment or discontinued operations divided by adjusted net sales for that business segment or discontinued operation (in the case of computing adjusted operating margin for a specific business segment or discontinued operations).

“Adjusted operating segment income” for continuing operations, a specified business segment or discontinued operations, as indicated, excludes from the applicable operating segment income measure the impact of significant items recognized by that portion of the business during the fiscal period presented and the results of businesses acquired or divested after the start of the fiscal period presented, and also presents fiscal 2011 results at fiscal 2012 currency exchange rates.

“Adjusted operating income (including acquisitions)” for continuing operations excludes from operating income from continuing operations the impact of significant items recognized during the fiscal period presented; this measure does not exclude the results of businesses acquired or divested after the start of the fiscal period presented and does not present fiscal 2011 results at fiscal 2012 currency exchange rates.